Exhibit 10.1

AMENDMENT OF LINE OF CREDIT AGREEMENT BETWEEN BITMINE IMMERSION TECHNOLOGIES, INC.

AND INNOVATIVE DIGITAL INVESTORS EMERGING TECHNOLOGY, L.P.

THIS AGREEMENT (the “Agreement”) dated November 4, 2024 (the “Agreement Date”) is made and entered into by and between Bitmine Immersion Technologies, Inc., a Delaware corporation (“Bitmine”), and Innovative Digital Investors Emerging Technology, L.P., a Delaware limited partnership (“IDI”). Bitmine and IDI may also be referred to as a “Party” and collectively as the “Parties.”

WHEREAS, on October 19,2022, Bitmine and IDI entered into a Line of Credit Agreement (the “LOC Agreement”), which was amended on May 13, 2023;

WHEREAS, the Parties desire to further amendment the LOC Agreement to increase the amount that Bitmine may borrow thereunder and to provide for Bitmine’s right to extend the maturity date of the LOC.

NOW, THEREFORE, in consideration for the mutual covenants and agreements set forth herein and for other good and valuable consideration set forth herein, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees as follows:

1.                  Increase in Availability. The Parties hereby agree to amend the LOC Agreement to increase the amount that Bitmine may borrow thereunder to $2,300,000, and to extend the date by which Bitmine may request draws thereunder to November 15, 2024. In connection therewith, IDI hereby approves a draw request of $250,000.

2.                  Extension of Maturity Date. The Parties agree that Bitmine shall have the right to extend the maturity date of amounts due under the LOC Agreement for up to six extensions of one month each. Bitmine may request an extension in writing before the maturity date, but if it does not pay the balance of the amounts due under the LOC Agreement by the maturity date, then Bitmine shall be deemed to have made an extension request and the LOC Agreement shall be extended for an additional month. Bitmine shall be obligated to pay an extension fee of $25,000 for each extension of the maturity date, which amount shall be added to the amount due under the LOC Agreement on the maturity date if it is not paid in full on that date.

3.                  Existing LOC Agreement. Nothing herein shall alter, amend or modify the LOC Agreement except to the extent specifically addressed herein. All terms used herein shall have the same meaning that they have in the LOC Agreement unless defined otherwise herein.

4.                  Miscellaneous.

(a)   Further Assurances. At any time if any further actions are reasonably necessary to carry out the purposes of this Agreement, each of the parties will take such further actions, including the execution and delivery of agreements, instruments or other documents, as any other party may reasonably request.

(b)   Third Party Beneficiaries.   This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

(c)   Severability.  If any provision hereof (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

(d)   Successors in Interest. This Agreement and all of the provisions hereof shall be binding upon the parties hereto and shall inure to the benefit of their successors and permitted assigns.

(e)   Amendments. This Agreement may be amended only with consent of the parties hereto. No amendment shall be effective unless it shall be in writing and signed by the parties.

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(f)    Entire Agreement. This Agreement encompasses the entire agreement between the parties, with respect to the subject matter covered hereby, and there are no other agreements, oral or written not set forth herein.

(g)   Governing Law. This Agreement shall be interpreted in accordance with the laws of the State of Georgia, without regard to Georgia’s conflict of law principles.

(h)   Counterparts.  This Agreement may be executed in one or more counterparts (including by means of facsimile, electronic signature, pdf or electronic scan, each of which shall be deemed an original), all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

WITNESS the execution hereof under seal as of the Effective Date.

Bitmine:

Bitmine Immersion Technologies, Inc., a Delaware corporation

__________________________________

By: Raymond Mow, Chief Financial Officer

IDI:

Innovative Digital Investors Emerging Technology, LP,
a Delaware limited partnership

By: Innovative Digital Investors, LLC, its general partner

__________________________________

By: Jonathan Bates, Managing Member

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